Exhibit 10.24

Tonglian Online Payment Network Service Co., Ltd.

Online Payment Business Cooperation Agreement

Party A: Tonglian Online Payment Network Service Co., Ltd. Shanghai Branch

Party B: Sancaijia Co., Ltd.

Based on the principle of equality, Party A and Party B jointly and voluntarily reached this cooperation agreement on the account payment business after completing negotiations. The rights and obligations of both parties are as follows:

Article 1 Definition of terms

1.	Account payment service: refers to Party A’s account payment system (hereinafter referred to as the payment system), which will be used to provide fund collection and payment services (same meaning as the fund collection and payment business as mentioned in this contract) for Party B

2.	Customer: refers to the individual or enterprise that has direct legal business with Party B, and who uses account payment systems for fund collection and payments.

3.	Payment agency business (same meaning as the payment business in this contract) means that Party B inputs money to Party A's collection and payment account, initiates payment instructions to Party A, and transfers money into the bank account designated by its customers through Party A's payment system.

4.	The collection service (same meaning as the collection service mentioned in this contract) means that Party B sends collection instructions to Party A per the authorization obtained by its customer, and transfers the money into Party B's collection account through Party A's payment system.

5.	Payment agreement: means that the customer registers as a user on Party A’s platform and registers it to his/her bank card account, and inputs the relevant information of his/her bank card (such as name, card number, certificate type, certificate number, CVN2, validity period, reserved mobile phone number for the first transaction , SMS verification code and etc). Party A then sends the information to the corresponding bank for verification, and the payment transaction can be completed after bank verification. After the first successful transaction, if the customer initiates another transaction , Party A's platform will automatically link to the bank account to which the customer registered, and the bank will authorize the payment transaction.

6.	On-line gateway payment: the customer initiates payment through Party A or its cooperative partners, via UnionPay or Netlink to connect with his/her bank account to verify his/her identity and bank account information, and initiates a payment instruction to make payment from the customer's bank account.

7.	On-line collection: After Party B signs a contract with its customer, it will issue a collection instruction to Party A according to the contract, and will transfer the money into Party B's collection account through Party A's payment system. Signing a contract means that after Party B collects the relevant information (including: account number, name, ID card, mobile phone, business type, payment time, payment frequency, etc.) through Party’s A’s systems, to sign a contract which is ratified by the Party A’s cooperative bank.

8.	Chargeback (refund): refers to a request initiated by the customer to request Party A’s cooperative bank to cancel a transaction that has occurred, or to cancel an transaction initiated by Party A’s cooperative bank.

9.	Pull out an order: when a customer or Party A's cooperative bank has doubts about a successful transaction, through Party A it will request Party B to provide transaction documents within a specified time limit. Party A can also request to review the transaction signing documents, online transaction records and relevant purchase records from Party B based on risk management procedures.

10.	Return: Refers to the process of returning the deducted money to the cardholder's debit account due to the return of the product or the cancellation of the service, including the return of the full amount or part of the amount.

11.	Suspicious transaction: Party A or Party A's cooperative bank or bank card organization believes the transaction that has occurred may violate relevant laws, regulations or regulatory requirements in accordance with the requirements of laws, regulations and regulatory requirements, or that the funds themselves may originate from illegal and criminal activities (including but not limited to cash out, money laundering, terrorist financing, card theft, gambling, etc.).

12.	Deny the transaction: After the transaction is completed, the customer denies the transaction or any civil and commercial behavior that triggers the transaction.

13.	Fund settlement: Party A transfers the funds to Party B’s collection account according to the agreed payment time and fees are deducted pursuant to the agreement, after the transactions are completed by Party B through Party A's payment system, and reconciliation with the bank

14.	Party A's collection and payment fund account: a RMB settlement account opened in the name of Party A to receive the funds transferred by Party B for making payment .

15.	Deposit fund and expenses account: A RMB settlement account opened in the name of Party A to receive the deposited funds transferred by Party B and to pay various fees payable to Party A.

16.	Party B's collection account: the account designated by Party B to receive funds successfully collected through Party A's payment system.

17.	Party B's payment (refund) account: the account designated by Party B for making payments on behalf of Party A and receiving any refunds. Party B's payment (refund) account is the same account.

18.	Losses: including direct losses, indirect losses (including penalties imposed by regulatory authorities, closure of bank channels or other losses), and travel expenses, attorney fees, litigation fees and other expenses incurred for the realization of claims.

19.	Identity information verification: Party A uses its own ID card and verification channel to provide ID card query service to Party B.

20.	Account information verification: Party A provides a verification services to Party B to verify the accuracy of bank account information by using its own ID and ID and bank accounting information matching verification channel.

21.	Online identity verification: Party A uses the customer identity and account information matching and verification channels to provide Party B with verification services to verify the accuracy of customer account information.

Article 2 Service Content

The services provided by Party A to Party B include:

1.	Collection or payment services.

2.	Provide Party B with service access software.

3.	Provide online payment services through Party A's portal.

4.	Provide online transaction services (supporting SSL protocol) for Party A’s bank cards and domestic commercial bank’s accounts.

5.	Provide payment services for bank cards and third-party software platforms (including but not limited to WeChat Pay, Alipay, Tonglian Wallet, Baidu Wallet, JD Wallet, QQ Wallet, etc., subject to the actual services agreed).

6.	Provide information inquiry services related to the services of this article, including:

1)	Transaction inquiry: Party B can inquire about a transaction based on the transaction date, transaction type and transaction result, etc;

2)	Generation transaction reports: Party B can generate transaction reports on a daily, weekly and monthly basis;

3)	Download transaction details: Party B can download the transaction details on any day or several days within one year after the transaction occurs on the platform provided by Party A;

4)	Provide software upgrade services for customers.

7.	Identity verification services:

1)	Identity information verification: Party B submits the user's name, ID number and other information to Party A through the interface, Party A verifies the information of the citizen's ID card, and returns the verification result to Party B.

2)	Account information verification: Party B submits the customer's name, ID type, ID number, bank account number and other information to Party A through the interface. Party A verifies the name, ID type, ID number and bank account information, and returns to Party B the verification results.

3)	Online identity verification: Party B submits the cardholder's name, identity document type, identity document number, mobile phone number, bank card number and other information to Party A through the interface. Party A verifies the citizen's identity information, mobile phone number, dynamic code and bank payment password, etc. and returns the verification results to Party B.

Article 3 Party A's rights and obligations

1.	Party A is responsible for the construction, operation and management of its own payment platform, and is responsible for the security, confidentiality and timeliness of information processing on its payment system

2.	Party A guarantees to provide Party B with the services described in Article 2 of this agreement. Party A has the right to determine and select the service plan, and may negotiate with Party B to modify it according to the actual situation.

3.	Party A has the right to unilaterally reject all kinds of transaction requests initiated by Party B that do not conform to the business specifications (including but not limited to the business specifications of the People's Bank of China, China UnionPay, and Party A's company) and exceed the scope of this agreement.

4.	Party A is responsible for providing the interface specifications for Party B to access Party A's system, to assist Party B in the corresponding software development and debugging, and ensuring that Party B's system is correctly connected to Party A's account payment platform.

5.	Party A is responsible for the operation and maintenance of its own system. In case of a system upgrade, Party A shall promptly provide a free interface upgrade service to Party B.

6.	In principle, Party A shall provide services to all bank account types which are supported by Party A. During the development of Party A's business, if new bank accounts types are added, Party B shall be notified in time and corresponding services shall be opened for Party B. If it has to stop some bank payment type due to unforeseen factors or bank requirements, Party A must notify Party B within a reasonable time, so that Party B can handle it in a timely manner. If Party A’s system or the banking system related to the cooperative business under this agreement will be impacted due to technical reasons such as upgrading, Party A shall notify Party B two working days in advance, and Party A shall not be liable for any losses caused thereby.

7.	In the event of policy adjustments by the People's Bank of China and other regulatory authorities or adjustments to the cooperation plans (including fee standards) of UnionPay, Netlink, and Party A's cooperative banks, Party A shall notify Party B in a timely manner, and Party B shall responsd within five days of the receipt of the notice. If Party B fails to respond within the time limit, it will be deemed that Party B has accepted the adjustment. If Party B does not accept the adjustment, Party A has the right to terminate the agreement.

8.	If the customer fails to receive the payment in time or other complaints arising from the receipt and payment of funds, Party B shall be responsible for the handling the complaint, and Party A shall provide assistance according to the specific content of the complaint.

9.	Party A has the right to review the business type of Party B. For businesses that do not comply with the contract or the relevant national laws and regulations, Party A has the right to refuse to execute the instructions for payment and receipt of funds sent by Party B to Party A.

10.	If Party B chooses the payment service, in addition to the above agreement, the following special terms shall also be implemented: Party A shall process the payment transactions initiated by Party B, or Party B transfers the funds to the account designated by Party A, and Party A shall process payments from the account (see Annex 1 for details); if the balance of Party B's account is insufficient or the payment does not match with the transaction amount, Party B shall bear all the losses incurred. If the balance of B's account is insufficient, Party A shall confirm the payment amount and prioritize the transaction accordingly. Party A shall handle the corresponding transactions according to the written notice from Party B.

11.	Party A is responsible for Party B’s capital settlement under this agreement, and provides relevant settlement services in accordance with this agreement to ensure the safety and timeliness of the capital settlement.

12.	If Party B chooses the "Account Information Verification" service or/and the "Online Identity Verification" service in Article 1 of this Agreement, in principle, Party A should provide identity verification services for Party B for all the banks supported by Party A. During the development of Party A's business, if a new bank can be supported, Party B shall be notified in a timely manner, and the corresponding services shall be opened for Party B in a timely manner. Banks that have already been opened should not stop services if it is not due to force majeure or bank requirements. If it is necessary to stop supporting the original bank due to the above force majeure factors or bank requirements, Party B must also be notified within a reasonable time, so that Party B can promptly handle it.

13.	Party A is responsible for answering relevant inquires such as transaction inquiries encountered by Party B in using the identity verification service.

14.	Party A can assist Party B to publicize and promote the cooperating business.

15.	Based on its own industry judgment or risk prevention requirements, Party A has the right to request to review the customers' transaction information and other relevant materials on a regular or irregular basis. Party B should provide the relevant materials (including but not limited to the customer’s transaction contract, debit authorization materials, identity certification documents, bank account certification documents and transaction vouchers, etc.) to Party A within the specified time limit. Otherwise Party A has the right to suspend Party B’s transaction, and freeze the funds of Party B.

16.	If Party B has conducted some suspicious transactions (including but not limited to cash-out, money laundering, theft of customer funds, etc.), Party B is obliged to assist Party A in investigating the suspicious transactions, and provide relevant detailed information and documents of the suspicious transactions as required by Party A. If Party B fails to provide the relevant materials as required within the specified time limit to prove the legitimacy of the transactions, Party A has the right to freeze the funds of Party B for review.

17.	Party B shall not directly, indirectly or in disguised form engage, carry out, or operate internet gambling, pornographic platforms, internet lottery sales platform, illegal foreign exchange, precious metal investment trading platforms, illegal securities and futures trading platforms, token issuance financing, virtual currency trading platforms, asset management business through internet without the approval from the regulatory authorities, and other illegal transactions such as bulk commodity trading venues that have not obtained the approval of the provincial government. Otherwise, Party A has the right to terminate the services.

18.	Party B agrees and guarantees that: Party A will only provide collection and payment services to the customers designated by Party B according to the fund collection and payment instructions sent by Party B. Party B shall be responsible for coordinating and handling the transaction risks arising from the service process (including but not limited to customer denial of transactions, customer funds being stolen). If Party A’s cooperative bank or account management party requires full compensation to Party B’s customers, Party A has the right to freeze Party B’s corresponding account. Party B shall pay compensation to the customer within three days, otherwise Party A has the right to directly deduct and pay the customer of Party B from the frozen funds. At the same time, Party A has the right to terminate this agreement immediately and pursue Party B for liability for breach of contract and damages.

19.	Party A is not responsible for the failure to collect or pay for any of the following reasons:

(1) The instructions sent by Party B are unclear, garbled, incomplete, etc.;

(2) The client's bank account balance provided by Party B is insufficient;

(3) The status of the customer's bank account provided by Party B is frozen, cancelled or other abnormal status;

(4) Party B's payment (refund) account has insufficient funds;

(5) Force majeure or other reasons unrelated to Party A.

20.	Party A has right to any income (including but not limited to income generated from all prepaid and pending payments (including stopped or restricted payments) during the services provided under this agreement. Party B has no such rights.

21.	If Party B conducts illegal operations in violation of national laws and regulations, or breaks the requirements of the card issuing bank and the account management party, Party A has the right to immediately and unilaterally terminate this agreement, and stop all services. Party A shall notify Party B. Party B will be responsible for all losses incurred.

Article 4 Rights and Obligations of Party B

1.	Party B shall fill in the attached form (see Attachment 1) as required by Party A, and provide Party A with a true, complete and legal business description and relevant legal certificates, including the business license stamped with the official seal of Party B, the ID of the legal representative, ICP license certificate or ICP filing certificate, network IP address and website screenshots, industry qualification certifications for online payment business, business premises leasing contracts or business development contracts and other auxiliary business certifications, bank account certifications, and beneficiaries information of enterprise customers, customer agreement confirmation letter, etc. If there is any changes in the above information, Party B shall notify Party A in writing seven working days before the change, and Party B shall independently assume all responsibilities arising from inaccurate and untrue information. If Party A is unable to provide normal services to Party B due to Party B's failure to notify Party A in time, Party B shall bear its own costs; if it causes losses to Party A, Party B shall compensate Party A for the losses.

2.	Without the permission of Party A, Party B shall not provide the system interface, interface technology, fund collection and payment service, identity verification information service, security agreement and certificate provided by Party A to any third party for use. If it does Party A has the right to terminate this agreement and require Party B to pay liquidated damages (minimum 300,000 yuan, maximum not more than 5,000,000 yuan, the specific amount is determined by Party A).

3.	Party B is solely responsible for customer disputes, such as complaints and returns caused by false, outdated or inaccurate information on its website.

4.	Party B shall consciously abide by the laws, regulations and policies of the state on the development and management of the on-line business; consciously safeguarding the legitimate rights and interests of its consumers, and keeping customer information confidential; Party B shall not conduct any illegal activities such as money laundering and terrorist financing on the web site which cooperates with Party A. Party B is solely responsible for any website information which violates national laws and regulations.

5.	Party B shall undertake system maintenance work. Party A shall not be liable for any information transmission obstacles or other losses caused by the improper operation and maintenance of Party B's own system, or system leakage. If Party A or a third party suffers losses as a result, Party B shall be liable for the loss.

6.	Party B's business under this agreement must be developed and tested in strict accordance with Party A's technical specifications, and can only operate after Party A's test and acceptance. Any business and system changes and adjustments Party B make shall be tested and approved by Party A. Party B shall correctly use the latest version of technical documents and Internet payment services provided by Party A to ensure the correct accessing off Party A's payment network system.

7.	Party B shall use the payment services provided by Party A in accordance with the relevant provisions of this Agreement, and shall pay Party A relevant fees as agreed.

8.	Party B shall bear the costs of technical equipment, facilities, communication lines, etc. required for its own system to be connected to Party A's payment system.

9.	After receiving the payment from Party A's payment system, Party B shall promptly provide the corresponding products or services to the customers who has made the payment. If Party B fails to provide as agreed, Party B shall refund the customer.

10.	Party B shall make available any positive publicity for the payment services provided by Party A according to the method decided by both parties through negotiation, including name, logo and usage method. Promotional materials involving the other party's name, logo and other related content must be reviewed by the other party before they are released. Without the consent of the other party, one party shall not use the other party's name, logo, etc. for any purpose other than this agreement

11.	Any disputes arising between Party B and its customers due to the products or services provided by Party B shall be resolved by Party B on its own and has nothing to do with Party A.

12.	The system used by Party B to access to Party A's payment system must meet Party A's specifications. For those that do not meet the operational quality requirements, Party A has the right to suspend the transactions and prohibit them from opening new businesses.

13.	Party B shall take effective measures to monitor and prevent illegal activities and illegal fund operations. All consequences and responsibilities arising from Party B's engagement in illegal activities or improper transactions shall be borne by Party B independently. The above behaviors include but are not limited to:

(1)	Infringing on the reputation, privacy rights, trade secrets, trademark rights, copyrights, patent rights, and other personal and property rights of others.

(2)	Use the services in the name of others.

(3)	Engage in any illegal transactions, such as money laundering, cash out, gambling, etc.

(4)	Use of stolen, forged or invalid UnionPay card accounts for transactions.

(5)	Use Party A's payment system to conduct false transactions without real transaction authority.

(6)	Other actions that Party A is justified to consider inappropriate.

Party B shall be liable for the compensation for damages from claims, lawsuits and other procedures caused to Party A due to Party B's violation of the above clauses,

14.	Party B agrees to publish the explanatory materials provided by Party A on its payment page in an appropriate manner. The posting method and content shall be provided by Party A and approved by both parties.

15.	Party B shall be responsible for handling customer inquiries and complaints promptly about goods and services. For one year after the transaction is completed, Party B shall retain the purchase certificate, receipt/delivery certificate or service document, invoice and other certificates to prove the authenticity and legality of the transaction with the customer for Party A and the bank when necessary or required. For suspicious transactions, Party B shall cooperate with Party A, banks or other authorized institutions to freeze the unsettled funds. At the same time, Party B shall take necessary preventive measures as far as possible to prevent such suspected fraudulent transactions from happening again.

16.	The security requirements of Party B's access system and equipment must strictly abide by the following security management rules provided by Party A. If there is any violation, Party A has the right to terminate this agreement in advance and stop providing payment services for Party B; If there is any loss caused by that, Party B shall independently assume all the responsibilities for compensation

1)	Party B shall not store information data other than basic transaction information (including but not limited to payment password, card validity period, CVN2, etc.);

2)	Except for transaction needs, Party B shall not disclose customer account and transaction data information to third parties;

3)	Party B must keep all data including customer account and transaction data information in a safe area, and ensure that others can only review it with the legal authorization of Party B;

4)	Party B must ensure the safety of the business processing procedures, and ensure that all carriers of customer accounts and transaction data information be destroyed immediately after expiry and not be retained.

17.	Party B shall properly keep and correctly use the software, client certificate and corresponding passwords provided by Party A, and shall be responsible for any loss or disputes caused by the improper custody, password leakage, operation error, etc. All transactions completed through client certificates and corresponding passwords are deemed to be done by Party B and are valid credentials for Party A to process the transactions, and Party B shall bear the consequences arising therefrom.

18.	Under no circumstances, shall Party B refuse to pay or assume any of its obligations and responsibilities under this Agreement on the grounds that there is a security deposit.

19.	Regardless of the circumstances (including but not limited to refunds), the transaction fees, identity verification service fees and other service fees already charged by Party A will not be refunded.

20.	Party B shall not engage in any business activities that are expressly prohibited by the state law. If Party A finds that the product or services provided by Party B violates the laws, rules and regulations of local or other government agencies, Party A has right to close the payment channel and identity verification channel of Party B without Party B’s consent. Party B shall be responsible for the compensation for any economic losses and related legal liabilities caused by the prohibited acts.

21.	As the transaction initiator, Party B shall be responsible for the authenticity, completeness, legality and accuracy of the data (including but not limited to account number, name, transaction amount, and purpose) provided to Party A, and shall bear the transaction risk. Party A only processes transaction according to the payment instruction sent by Party B, and does not assume any other responsibility.

22.	Party B shall ensure the legitimacy and accuracy of the source of the client's identity information to be verified. All responsibilities arising from Party B's provision of the above information shall be borne by Party B.

23.	During the course of business development, Party B shall also abide by the following agreements:

1)	Party B shall ensure that its business operations are legal and are compliant with relevant regulations. Party B shall be fully responsible for all transaction risks related to Party A's payment services. The transaction information should be clearly attached with relevant documents which can clearly show the specific transaction situation, including but not limited to the commodity code, the category of the commodity, etc.

2)	Party A is the provider of Party B's payment services described in this Agreement. Party A provides payment services for Party B in accordance with Party B's instructions, and Party B must accept Party A's payment service rules. In the event that Party B is authorized to receive transaction payments, Party B shall ensure that it has obtained written authorization

24.	In the event that the cardholder denies the transaction or disputes it, and the responsible person cannot be determined after a transaction is completed, Party A has right to freeze the account of Party B for the amount of the denied transaction from the cardholder and notify Party B. Party B should coordinate the dispute settlement (the maximum freezing period shall not exceed 180 days); when Party B and the cardholder cannot reach an agreement within one working day or Party B cannot coordinate a settlement, Party A can withdraw the amount of the denied transaction from the security deposit from Party B ‘s account and refund it to the customer. When Party B's security deposit is insufficient, Party A may, within the freezing period, manage the frozen funds according to the decision from the competent authority or the People's Bank of China and other regulatory agencies. If Party A has to make an advance payment to the customers or make any advance payment on behalf of Party B due to requirements from Party A's cooperative bank or bank card organization, Party A has the right to charge Party B for liquidated damages at 1% of the advance amount per day. If Party A has not paid off the advance payment within ten days, Party A has the right to terminate this agreement and pursue Party B's liability for breach of contract and damages. If Party A does not receive a clear decision from the competent authority or the People's Bank of China and other regulatory agencies within the freezing period, Party A should return the frozen funds to Party B's account without interest after the freezing period expires.

25.	In order to prevent and control the transaction risks, Party B has an obligation to actively assist in handling risk events and investigating suspicious transactions. Party B shall fill in the risk register in a timely manner and submit it to Party A to assist in the investigation of risk events, and shall provide relevant detailed information within five working days from the date when Party A inquiries after a suspicious transaction. If Party B is unable to submit the details of suspicious transactions for losses, Party B shall be liable for compensation.

26.	Party B confirms that Party B fully and clearly understands the relevant legal responsibilities and disciplinary measures for renting, lending, selling and purchasing accounts. Party B agrees to open and use its account in accordance with the relevant laws and regulations.

Article 5 Service Fees (Please refer to the attached table for specific fee standards)

1.	Party B shall pay Party A fees (see the attached table for specific standards), including: platform software interface fees; annual service fees within seven working days from the date of signing this agreement, Party B shall pay the above fees to Party A in one payment, and Party A shall arrange for Party B to go online immediately after receiving the fees.

2.	Transaction handling fee: Party A shall charge Party B a handling fee according to the handling fee rate and charging method agreed in the attached table.

3.	Handling fee settlement method: Party B can choose the following handling fee settlement method, and mark it in Annex 1:

1)	Monthly settlement: Before the fifth day of each month, Party A shall provide Party B with the transaction fee bill of the previous month, and Party B shall transfer the amount payable to Party A's designated account within ten days from the date of issuance of the bill;

2)	Daily settlement: Party A deducts the handling fee of the previous working day from the funds to be liquidated by Party B every working day.

4.	Withdrawal fee:

If Party B needs the transaction funds to arrive in the account on the same day, it will initiate a "quick withdrawal" instruction and pay the handling fee; if Party B needs the transaction funds to arrive in the account on the next working day, it will initiate a "standard withdrawal" instruction, and the first two standard withdrawals are free of charge , starting from the third instalment fees apply.

5.	Account information

1)	Party A’s account

Party A’s account name：__________________

Party A’s account number：___________________

2)	Party B’s account

Party B’s account name：Sancaijia Co. Ltd.

Party B’s account number：7559 4556 8310 501

Article 6 Security Deposit

1.	The initial payment amount of the security deposit is shown in the attached table (Annex 1). The method of payment is: within five working days from the date of signing this agreement, Party B will deposit the security deposit into the bank account designated by Party A (the security deposit does not bear interest); or After Party B process a transaction, Party A deducts the amount of the security deposit from Party B's transaction settlement funds, and transfer back the balance of the settlement funds to Party B's settlement account.

2.	According to the business transaction volume of Party B in the previous month, Party A has the right to adjust the amount of Party B's security deposit.

3.	Deduction and replenishment of security deposit:

(1)	Party A may deduct the following amounts from the security deposit:

1)	Refunds and compensation for losses arising from the cardholder's denial of the transaction or the transaction being identified as a risky transaction;

2)	Party A's various expenses and other payments payable from party B;

3)	Liquidated damages and compensation for losses incurred by Party A due to disputes between Party B and any third party, or after Party B violates this Agreement.

(2)	After the security deposit is deducted, Party B shall make up the amount of security deposit to Party A within five working days. If Party B fails to make up the security deposit, Party A has the right to take one or more of the following measures:

1)	Limit the transaction amount of Party B;

2)	Deduct the security deposits from the settlement funds of Party B, and transfer the balance to Party B

3)	Stop the processing of transactions until Party B makes up the deposit;

4)	Early termination of this contract.

If Party A and Party B terminate the cooperation, Party A will refund the balance of the security deposit to Party B without interest after 180 days from the date of Party B's last transaction.

4.	If Party A does not collect the security deposit under this contract, Party A may withdraw the corresponding funds from Party B’s settlement fund:

1)	Refunds and compensation for losses arising from the cardholder's denied transaction or the transaction being identified as a risky transaction;

2)	Party A's various expenses and other payments payable from Party B.

3)	Compensation for losses incurred by disputes between Party B and any third party, or compensation paid due to Party B violating this Agreement.

Article 7 Payment of Funds

1.	Payment method: direct payment-payment between two parties are made according to the agreed time in the attached table. Party A shall transfer the payment to the bank account designated by Party B on the settlement day. If the amount to be transferred does not reach the settlement amount agreed in the attached table, Party A shall make payment on the next settlement day; if the transaction limit is not reached and Party B requests payment, Party A shall pay Party B and charge a transfer fee as stipulated in the attached table. Party A can deduct the transfer fee directly from the settlement amount payable to Party B.

2.	Payment time

Party A receives the transfer instruction from Party B before 17:00 on the day, and transfers the funds according to Party B's request on that day; for the transfer instruction received after 17:00 (inclusive), the funds are transferred according to Party B's request the next day.

3.	Liquidation, freezing and processing

(1)	For transactions involving suspicious, illegal, high-risk or disputes, if the transaction funds cannot be settled according to the agreed period due to the requirements of banks, public security, procuratorates, courts, etc. or Party A's internal risk management requirements, Party A may freeze Party’s B account. Party B shall be notified and shall cooperate with the follow-up investigation.

(2)	Party A has the right to change the payment time and limit to be settled in accordance with relevant laws and regulations, regulatory policies, and on Party A's risk management regulations and assessment of Party B's risk status. Party A shall notify Party B in advance.

Article 8 Liability for breach of contract

1.	Party B shall be liable for compensation for losses caused to Party A or a third party due to Party B's failure to perform system maintenance.

2.	If Party B engages in business activities that are prohibited by the state’s law, Party A has the right to take relevant measures including suspending transaction fund settlement, suspending payment transactions, and terminating the contract, and Party B shall bear all the responsibilities arising therefrom.

3.	If Party B fails to pay the fees under this agreement within the time limit, Party B shall pay Party A liquidated damages according to 0.1% of the delayed amount per day, and Party A has the right to deduct the unpaid amount from Party B’s security deposit. If Party B fails to pay within 20 days after the due date, Party A has the right to terminate this agreement immediately. This does not reduce or exempt the payment and liquidated damages that Party B should pay. If the liquidated damages are insufficient to make up for Party A's losses, Party B shall also be liable for compensation.

4.	Losses include direct losses, indirect losses, and travel expenses, attorney fees, litigation fees and other expenses incurred by the injured party for the realization of claims.

5.	If Party B has any of the following circumstances, Party A has the right to unilaterally terminate this agreement, and Party B shall be responsible for the losses incurred by Party A and other third parties:

1)	False application: application for payment services submitted to Party A has false information or fraudulently use the information from other companies;

2)	Leakage of account and transaction information: Party B and/or Party B's employees violate relevant regulations by illegally using, storing, and transmitting customer information and transaction data, resulting in the leakage of customer account information and transaction data or the tampering or destruction of account information and transaction data. ;

3)	Refusal to withdraw the order: Party B refuses to cooperate to withdraw the orders or fails to provide valid transaction documents, causing Party A's cooperative bank to refund the order and evade the responsibility for the refund;

4)	The claimed business scope is inconsistent with the actual situation: Party B’s business scope is normal, or after applying to become a partner with a normal business, Party B actually engages in business activities that are prohibited, or the actual business situation is different from that registered on Party B’s business license. The business scope is false;

5)	Being deregistered by the industry or commerce department or having their business license revoked, thereby losing the business qualifications listed in this contract;

6)	Engage in business activities prohibited by the country or providing products or services that violates relevant laws and regulations;

7)	Party B and/or legal representative of Party B or its principal person in charge is involved in a civil dispute or suspected of a criminal offense;

8)	Suspension of the business for rectification or bankruptcy due to poor management; or engaging in activities that damage the interests of third parties or other public interests by using the payment interface provided by Party A;

9)	Violating the provisions of Articles 10 and 11 of this Agreement;

10)	Party B has slandered the reputation of Party A;

11)	Party B collude with a third party to defraud bank funds by using Party A's payment service;

12)	Party B transfers the interface technology, security protocol and certificate provided by Party A to other institutions for use;

13)	Other violations of this agreement.

Article 9 Force Majeure

1.	Due to the occurrence of force majeure events such as earthquakes, typhoons, floods, and fires that cannot be foreseen, unavoidable, or insurmountable by manpower, meaning this agreement cannot be performed or cannot be performed as agreed. The other parties to the agreement shall be notified in writing within 10 days, and the supporting documents from the relevant departments shall be issued in a timely manner. Both parties shall not be liable for the losses caused by force majeure, and both parties shall negotiate within a reasonable time limit whether to continue to perform this contract.

2.	In view of the special nature of e-commerce, Party A is not responsible for hacker attacks, network viruses, banking system failures, technical adjustments and line failures in the telecommunications sector, the impact of bank policy adjustments, temporary shutdowns due to government regulation, and power system failures, or any circumstances that affect the normal operation of the network, including limited power supply. If the two parties cannot continue to cooperate, the two parties should actively coordinate and deal with the aftermath.

Article 10 Responsibility for confidentiality

1.	Unless the law requires disclosure, each party should keep the content of this agreement and all non-public information provided by the other party under this agreement confidential. Such non-public information includes but is not limited to the relevant information provided by one party to the other party, all information related to technical secrets and trade secrets in the system, whether or not such information is designated as confidential. If one party breaches the confidentiality obligation, it shall compensate the other party for the corresponding losses suffered thereby (except as stipulated in the second paragraph of Article 10 of this contract).

2.	Party B agrees that Party A may use or disclose all information and materials related to Party B under the following circumstances, and is willing to bear all the consequences arising therefrom:

1)	For the following purposes, disclose and allow the use of this information to business outsourcing agencies, third-party service providers, other financial institutions, and other institutions or individuals deemed necessary by Party A (including but not limited to wholly-owned or controlled subsidiaries of Party A). Other information and materials:

●	In order to carry out Party A's payment services or related to Party A's payment services (including but not limited to promoting Party A's payment business, improving Party A's payment products, etc.);

●	Provide or may provide new products or services or provide further services to Party B;

●	In order to better maintain and improve the experience of Party B or other customers;

2)	Use or allow third parties to use such information and materials on a confidential basis for the purposes of business operations, management, statistics, analysis and risk control.

3.	Party A is obliged to cooperate with the national judicial authorities and other competent authorities in the investigation and collection of evidence, and to provide contract and relevant transaction data at the request of judicial authorities or other competent authorities, and Party A shall not bear the responsibility under these circumstances.

4.	Party A is obliged to keep the identity card information provided by Party B confidential, and shall not disclose part or all of its content to any third party. Otherwise, Party A shall refund all fees paid by Party B and bear all losses caused thereby.

5.	The above confidentiality clauses will still be binding on both parties after the contract expires, is rescinded or terminated for other reason.

Article 11 Intellectual Property Rights

1.	The software copyright and other related intellectual property rights provided by Party A to Party B are owned by Party A. Party B shall not transfer, copy or license the software to a third party in any way without the written permission of Party A, or use such intellectual property rights to seek benefits other than those stipulated in this agreement for itself or a third party. Party B should inform its relevant staff of this obligation and assume the tort liability caused by the actions of Party B's relevant staff.

2.	Without the written permission of Party A, Party B shall not use Party A's corporate name, trademark, LOGO, Chinese and English logos, etc. without authorization. Party B shall not register trademarks related to Party A or register trademarks that are similar to Party A in this location or in other countries.

3.	Under this agreement, the goods sold or services provided by Party B shall not infringe the intellectual property rights of third parties, and the resulting infringement liability shall be borne by Party B and has nothing to do with Party A.

Article 12 Entry into force and duration

1.	This agreement will come into effect from the date of stamping by both parties, and will be valid for ____years. If neither party proposes to terminate this contract within fifteen days of the expiration of that validity period or within fifteen days prior to the expiration of any extended period, this agreement will be automatically extended for another year.

Article 13 Dispute Resolution

2.	This contract is governed by the laws of the People's Republic of China. All disputes arising from or related to this contract shall be settled through friendly negotiation between the two parties. If this negotiation fails, a lawsuit may be filed in the people's court where Party A is located. During the dispute resolution period, except for the disputed matters, both parties shall continue to abide by the other terms under this agreement and perform all other obligations under this agreement.

Article 14 Notification

1.	During the validity period of the agreement, one party shall send written notice to the other party by means of courier, courier, post, fax or e-mail.

Party A:_______________________

Fax:_______________________

contact address:_______________________

Party B: Sancaijia Co., Ltd.

Fax:

Address: Room 401, Sancai Building, No. 6, Fengcheng 2nd Road, Xi'an Economic and Technological Development Zone

2.	The date of delivery of the notice shall be determined according to the following principles:

(1) Courier or courier, the delivery by courier or courier is deemed to have been delivered on the day;

(2) If it is sent by post, it shall be deemed to have been delivered on the third day after it is sent by registered mail;

(3) Faxes are deemed to have been delivered on the day after they are sent out;

(4) E-mails are deemed to have been delivered on the day they reach the server of the other party.

Article 15 Others

1. The annex to the agreement is an integral part of the contract.

2. This Agreement is made in four copies, and each party holds two copies, which have the same legal effect.

3. This Agreement constitutes an independent agreement reached by both parties on the subject matter of this Agreement, and shall replace all previous agreements or any other oral or written commitments.

4. For matters not stipulated in this Agreement, both parties may sign a supplementary agreement, which has the same legal effect as this Agreement

Party A /seal/ Shanghai Branch of Tonglian Online Payment Network Service Co., Ltd.

Date of signing: September 15, 2019

Party B /seal/ Sancaijia Co., Ltd.

Date of signing: September 15, 2019